As filed with the Securities and Exchange Commission on November 14, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE CORPORATE EXECUTIVE BOARD COMPANY
(Exact name of registrant as specified in its charter)

Delaware	52-2056410
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
2000 Pennsylvania Ave., N.W.
Washington, DC 20006
(Address of Principal Executive Offices)

The Corporate Executive Board
Deferred Compensation Plan
(Full title of the plan)

Timothy R. Yost
The Corporate Executive Board Company
2000 Pennsylvania Ave., N.W.
Washington, DC 20006
(Name and address of agent for service)
(202) 777-5000
(Telephone number, including area code, of agent for service)
Copy to:
Ronald O. Mueller, Esq.
Gibson, Dunn & Crutcher LLP
1050 Connecticut Ave., N.W.
Washington, DC 20036
(202) 955-8500

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum	Amount of
	Amount to be	offering price	aggregate	registration
Title of securities to be registered	registered	per share (1)	offering price (1)	fee (1)
The Corporate Executive Board Deferred Compensation Plan Obligations (2)	$ 50,000,000	100%	$ 50,000,000	$ 5,350.00

(1)	Estimated solely for the purpose of calculation of the registration fee pursuant to Rule 457(h).

(2)	The Corporate Executive Board Deferred Compensation Plan Obligations are unsecured obligations of the Corporate Executive Board Company to pay deferred compensation in the future in accordance with the terms of The Corporate Executive Board Deferred Compensation Plan.

INTRODUCTION
     This Registration Statement on Form S-8 is filed by The Corporate Executive Board Company, a Delaware corporation (the “Registrant” or the “Company”), relating to obligations of the Company to pay compensation deferred in accordance with The Corporate Executive Board Deferred Compensation Plan.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The document(s) containing the information specified in Part I will be sent or given to employees and outside directors as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The following documents filed by the Company with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or Securities Act are hereby incorporated by reference in this Registration Statement:
(a)	The Company’s most recent annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Exchange Act or latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Company’s most recently completed fiscal year for which such statements have been filed; and

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company’s financial statements included in the most recent annual report on Form 10-K or prospectus referred to in (a) above.
     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or that deregisters the distribution of all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The Company’s Exchange Act file number with the Commission is 000-24799.
Item 4. Description of Securities
     Under The Corporate Executive Board Deferred Compensation Plan (the “Plan”), the Company will provide eligible employees and outside directors of the Company with the opportunity to elect to defer a specified percentage of their future annual base salary, commissions and bonus. The obligations of the Company under the Plan (the “Obligations”) will be unsecured general obligations of the Company to pay the compensation deferred in accordance with the terms of the Plan, along with any interest or earnings deemed credited on the deferrals, and the rights of the participants in the Plan (“Participants”) shall be no greater than those of unsecured general creditors of the Company. The Plan may be amended, modified, suspended or terminated in whole or in part, except that no amendment, modification, suspension or termination shall have any retroactive effect to reduce any amounts of compensation allocated to a Participant’s account. Up to $50,000,000 of Plan Obligations are being registered under this Registration Statement to be offered pursuant to the Plan.
Item 5. Interests of Named Experts and Counsel
     Not applicable.

Item 6. Indemnification of Directors and Officers
     Section 145(a) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
     Section 145(b) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.
     Section 145 of the Delaware General Corporation Law further provides that (i) to the extent that a former or present director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; (ii) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and (iii) the corporation may purchase and maintain insurance on behalf of any present or former director, officer, employee or agent of the corporation or any person who at the request of the corporation was serving in such capacity for another entity against any liability asserted against such person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.
     As permitted by Section 102(b)(7) of the Delaware General Corporation Law, our Certificate of Incorporation provides that a director shall not be liable to the Company or our stockholders for monetary damages for breach of fiduciary duty as a director. However, such provision does not eliminate or limit the liability of a director for acts or omissions not in good faith or for breaching his or her duty of loyalty, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. In addition, our Bylaws contain provisions indemnifying the directors, officers, employees and agents of the Company to the fullest extent permitted by the Delaware General Corporation Law. Any indemnification under our Bylaws is subject to a prior determination by a majority of the directors of the Company who are not party to the underlying action that the person seeking indemnification has met the applicable standard of conduct.
     Under the provisions of our Bylaws, expenses incurred by an officer or director in defending a civil or criminal suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person seeking indemnification to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified. The Company has entered into indemnity agreements with certain officers and directors setting forth the terms described herein. These indemnity agreements provide that the Company is not obligated to advance expenses in an action against the Company by the indemnified officer or director unless the action seeks to enforce the indemnity agreement.
     The Company may, to the fullest extent permitted by the Delaware General Corporation Law, purchase and maintain insurance on behalf of any officer, director, employee or agent against any liability which may be asserted against such person.
Item 7. Exemptions from Registration Claimed
     Not applicable.
Item 8. Exhibits

Exhibit
Number	Exhibit

4.1	Second Amended and Restated Certificate of Incorporation

4.2	Amended and Restated Bylaws

5.1	Opinion of Gibson, Dunn & Crutcher LLP

10.1	The Corporate Executive Board Deferred Compensation Plan

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on the signature page(s) to this Registration Statement)
Item 9. Undertakings
     The undersigned Registrant hereby undertakes:
(1). To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that paragraphs 1(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2). That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3). To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4). The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act ) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(5). Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, District of Columbia, on November 14, 2006.

THE CORPORATE EXECUTIVE BOARD COMPANY
By:	/s/ Thomas L. Monahan, III

Thomas L. Monahan, III
Chief Executive Officer and Director

SIGNATURES AND POWER OF ATTORNEY
     The officers and directors of The Corporate Executive Board Company whose signatures appear below, hereby constitute and appoint Thomas L. Monahan, III and Timothy R. Yost and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their, his or her substitutes, shall do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 14, 2006.

Signature	Title

/s/ James J. McGonigle James J. McGonigle	Chairman of the Board

/s/ Thomas L. Monahan, III Thomas L. Monahan, III	Chief Executive Officer and Director (principal executive officer)

/s/ Timothy R. Yost Timothy R. Yost	Chief Financial Officer (principal financial and accounting officer)

/s/ Robert C. Hall Robert C. Hall	Director

/s/ Nancy J. Karch Nancy J. Karch	Director

/s/ David W. Kenny David W. Kenny	Director

/s/ Daniel O. Leemon Daniel O. Leemon	Director

EXHIBIT INDEX

Exhibit
Number	Exhibit
4.1	Second Amended and Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3.1.1 of the Registrant’s Registration Statement on Form S-1 (File No. 333-59833).

4.2	Amended and Restated Bylaws, incorporated herein by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1 (File No. 333-59833).

5.1	Opinion of Gibson, Dunn & Crutcher LLP

10.1	The Corporate Executive Board Deferred Compensation Plan, as amended, incorporated herein by reference to Exhibit 10.3 of the Registrant’s Form 10-Q for the quarterly period ended March 31, 2006

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on the signature page(s) to this Registration Statement)